Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 11, 2011 in Amendment #1 to the Registration Statement (Form S-1 No. 333-172254) and related Prospectus of The Active Network, Inc. for the registration of shares its common stock.

/s/ Ernst & Young LLP

San Diego, California

April 11, 2011